Exhibit 99.1

For Immediate Release

Aptose Enters into Exclusive Worldwide License Agreement with Hanmi

Pharmaceutical for Clinical-Stage Myeloid Kinome Inhibitor HM43239

HM43239 delivers multiple complete responses (CRs) in diverse R/R AML patients

Aptose to host conference call and webcast today at 9:00 am ET

SAN DIEGO, TORONTO and SEOUL, South Korea, November 4, 2021 - Aptose Biosciences Inc. (Nasdaq: APTO; TSX: APS), announced today that it has entered into an exclusive license agreement with Hanmi Pharmaceutical, a South Korean pharmaceutical company, to develop and commercialize HM43239, an oral, highly potent, clinical-stage myeloid kinome inhibitor (MKI), designed to target a distinct constellation of kinases operative in myeloid malignancies, including SYK, FLT3, and others. HM43239 has demonstrated significant genotype-agnostic anti-leukemic activity in an ongoing Phase 1/2 clinical trial, including multiple complete responses in patients with relapsed or refractory acute myeloid leukemia (AML).

Under the terms of the agreement, Hanmi has granted Aptose exclusive worldwide rights to HM43239 for all indications. Hanmi will receive an upfront payment of $12.5 million, including $5 million in cash and $7.5 million in Aptose shares. Hanmi will also receive up to $407.5 million in future milestone payments contingent upon the achievement of certain clinical, regulatory and sales milestones across several potential indications, as well as tiered royalties on net sales.

“Our deep experience with kinase inhibitors has led us to appreciate and develop agents covering constellations of kinases associated with specific malignancies. HM43239 is a well-tolerated, once-daily oral agent with validated anti-leukemic activity in a highly challenging and heterogeneous malignancy like AML. We believe that HM43239 has a clear development and commercial path, while being a natural fit with our strategic focus, technical expertise, and clinical experience,” said William G. Rice, Ph.D., Chairman, President and Chief Executive Officer.

“We believe that the myeloid kinome inhibitor HM43239 furthers our leadership in leukemia and lymphoma therapeutics, alongside our dual lymphoid and myeloid kinome inhibitor luxeptinib. We believe that today’s agreement brings significant value to our company and shareholders, and we are pleased to add this novel clinical compound to our evolving pipeline,” said Jotin Marango, M.D., Ph.D., Senior Vice President, Chief Financial Officer and Chief Business Officer.

“We view HM43239 as a promising drug for the treatment of myeloid hematologic malignancies, which can specifically target mutations that are commonly found in AML patients, while overcoming drug resistance observed with currently approved drugs. We are thrilled to establish a partnership with Aptose, who has strong expertise in the field of hematology, to enhance the quality of life of patients suffering from refractory hematologic tumors,” said Se-Chang Kwon, Ph.D., Chief Executive Officer at Hanmi Pharmaceutical.

Aptose has scheduled a conference call and webcast today, Thursday, November 4, 2021:

Conference Call & Webcast Details

Date:	Thursday, November 4, 2021

Time:	9:00 AM ET
Dial In - Toll-Free:	800-954-0685
Dial In - International:	212-231-2927
Conference ID:	21998761
Webcast:	link

About HM43239

HM43239 is an oral genotype agnostic small molecule inhibitor of a constellation of kinases operative in myeloid malignancies and known to be involved in tumor proliferation, resistance to therapy, and differentiation. Preclinical in vitro and in vivo studies suggest that HM43239 may be an effective monotherapy and combination therapy in patients with hematologic malignancies including AML. An international Phase 1/2 clinical trial in patients with relapsed or refractory AML is ongoing. The dose escalation portion of this study thus far has delivered multiple complete responses in a diverse set of patients with various disease genotypes, and no toxicity trends that prevent further dose escalation to date. HM43239 was granted Orphan Drug Designation (ODD) in AML in the US in October 2018. For more information, please visit clinicaltrials.gov (NCT03850574).

About Hanmi Pharmaceutical

Hanmi Pharmaceutical is a Korea-based global pharmaceutical company focused on the development and commercialization of new pharmaceutical products. The Company is fully integrated from R&D through manufacturing, marketing and sales with an established presence in Korea, as well as China. More information on Hanmi is available at www.hanmipharm.com.

About Aptose

Aptose Biosciences is a clinical-stage biotechnology company committed to developing personalized therapies addressing unmet medical needs in oncology, with an initial focus on hematology. The Company’s small molecule cancer therapeutics pipeline includes products designed to provide single agent efficacy and to enhance the efficacy of other anti-cancer therapies and regimens without overlapping toxicities. The Company has three clinical-stage investigational products for hematologic malignancies: HM43239, an oral, myeloid kinome inhibitor in a Phase 1/2 trial in patients with relapsed or refractory acute myeloid leukemia (AML); luxeptinib, an oral, lymphoid and myeloid kinome inhibitor in a Phase 1 a/b trial in patients with relapsed or refractory B cell malignancies who have failed or are intolerant to standard therapies, and in a separate Phase 1 a/b trial in patients with relapsed or refractory AML or high risk myelodysplastic syndrome (MDS); and APTO-253, the only known clinical stage agent that directly targets the MYC oncogene and suppresses its expression, in a Phase 1 a/b clinical trial in patients with relapsed or refractory AML or high risk MDS. For more information, please visit www.aptose.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Canadian and U.S. securities laws, including, but not limited to, the clinical development, clinical potential and commercialization of HM43239, payments that may be made under the license agreement and statements relating to the Company’s plans, objectives, expectations and intentions and other statements including words such as “view”, “continue”, “expect”, “intend”, “will”, “hope” “should”, “would”, “may”, “potential” and other similar expressions. Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements described in this press release. Such factors could include, among others: our ability to obtain the capital required for research and operations; the inherent risks in early stage drug development including demonstrating efficacy; development time/cost and the regulatory approval process; the progress of our clinical trials; our ability to find and enter into agreements with potential partners; our ability to attract and retain key personnel; changing market and economic conditions; inability of new manufacturers to produce acceptable batches of GMP in sufficient quantities; unexpected manufacturing defects; the potential impact of the COVID-19 pandemic and other risks detailed from time-to-time in our ongoing quarterly filings, annual information forms, annual reports and annual filings with Canadian securities regulators and the United States Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” in our filings with Canadian securities regulators and the United States Securities and Exchange Commission underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. We cannot assure you that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

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For further information, please contact:

Aptose Biosciences Inc.	LifeSci Advisors, LLC
Susan Pietropaolo	Dan Ferry, Managing Director
201-923-2049	617-535-7746
spietropaolo@aptose.com	Daniel@LifeSciAdvisors.com